Exhibit 10.1

THE GREENBRIER COMPANIES, INC.

2010 AMENDED AND RESTATED STOCK INCENTIVE PLAN

EMPLOYEE RESTRICTED SHARE AGREEMENT

This AGREEMENT is made as of this      day of                 , 2012 between The Greenbrier Companies, Inc., an Oregon corporation (the “Company”), and                      (the “Participant”) under the Company’s 2010 Amended and Restated Stock Incentive Plan (the “Plan”).

SECTION 1 ACQUISITION OF SHARES.

(a) Transfer. On the terms and conditions set forth in this Agreement, the Company agrees to transfer to the Participant                              shares of common stock of the Company (the “Shares”), of which                              Shares will vest in equal installments over a period of three years (the “Time-Vested Shares”) and of which                              Shares will vest, in whole or in part, on the Vesting Date based upon achievement of performance criteria during the Measurement Period, as described in subsection 1(e) (the “Performance-Vested Shares”). To the extent that any partial vesting results in vesting of fractional Shares, such Shares shall be rounded up to the nearest whole number of Shares. The transfer shall occur at the offices of the Company on the date set forth above or at such other place and time as the parties may agree.

(b) Stock Plan and Defined Terms. The transfer of the Shares is subject to the Plan, a copy of which the Participant acknowledges having received. The provisions of the Plan are incorporated into this Agreement by this reference. Initially capitalized terms not elsewhere defined are defined in the Plan or in Section 9 of this Agreement.

(c) Withholding Taxes. In the event that the Company determines that it is required to withhold any tax as a result of the issuance or vesting of Shares pursuant to this Agreement, the Participant, as a condition to the receipt of such Shares, shall make arrangements satisfactory to the Company to enable it to satisfy all withholding requirements.

(d) Vesting of Time-Vested Shares. The Time-Vested Shares shall vest in equal annual installments over a period of three years, on the first, second and third anniversaries of the date of this Agreement, subject to subsections 1(d)(i) and (ii), below:

(i) Termination of Service – If the Participant’s Service terminates due to death, Disability, or Retirement, any unvested Time-Vested Shares shall immediately become fully vested. Except to the extent that there exists a separate individual agreement between the Participant and the Company, the terms of which provide otherwise, if the Participant’s Service terminates for any other reason, any unvested Time-Vested Shares shall automatically be forfeited, deemed cancelled and restored to the status of authorized but unissued shares as of the date of such termination and shall again be available for Awards under the Plan.

(ii) Change of Control – In the event of a Change of Control, acceleration of vesting of Time-Based Shares shall be governed by the terms of the individual agreement between the Company and the Participant, if any.

(e) Vesting of Performance-Vested Shares. Up to     % of the Performance-Vested Shares shall vest based upon achievement of Adjusted EBITDA goals (the “Adjusted EBITDA Performance Shares”), and up to     % of the Performance-Vested Shares shall vest based upon achievement of Return on Equity (“ROE”) goals (the “ROE Performance Shares”), during the Measurement Period, as set forth in subsections 1(e)(i) and (ii), below:

(i) Adjusted EBITDA Performance Shares.

(1)     % of the Adjusted EBITDA Performance Shares (    % of the total number of Performance-Vested Shares) will vest on the Vesting Date if the Company’s Adjusted EBITDA equals the Adjusted EBITDA Target Level.

(2)     % of the Adjusted EBITDA Performance Shares (    % of the total number of Performance-Vested Shares) will vest on the Vesting Date if the Company’s Adjusted EBITDA equals the Adjusted EBITDA Threshold Level.

(3) If the Company’s Adjusted EBITDA is greater than the Threshold Level but less than the Target Level, vesting of the Adjusted EBITDA Performance Shares will be interpolated between     % and     %.

(4) If the Company’s Adjusted EBITDA is less than the Threshold Level, none of the Adjusted EBITDA Performance Shares will vest.

(ii) ROE Performance Shares.

(1)     % of the ROE Performance Shares (    % of the total number of Performance-Vested Shares) will vest on the Vesting Date if the Company achieves its ROE Target Level.

(2)     % of the ROE Performance Shares (    % of the total number of Performance-Vested Shares) will vest on the Vesting Date if the Company achieves its ROE Threshold Level.

(3) If the Company’s ROE performance is greater than the Threshold Level but less than the Target Level, vesting of the ROE Performance Shares will be interpolated between     % and     %.

(4) If the Company’s ROE performance is less than the Threshold Level, no ROE Performance Shares will vest.

(iii) Termination of Service – If the Participant’s Service terminates prior to the end of the Measurement Period due to death or Disability, any unvested Performance-Vested Shares shall immediately become fully vested. If the Participant’s Service terminates prior to the end of the Measurement Period due to Retirement, the Compensation Committee of the Board of Directors (the “Compensation Committee”) shall evaluate the Company’s financial performance during the Measurement Period through the date of Retirement. If the Company’s time-adjusted performance on its Adjusted EBITDA and/or ROE performance goals through such date is at the Threshold Level or above, a portion of the Performance-Vested Shares shall become fully vested. Vesting shall accelerate with respect to a pro rata portion of the number of the Adjusted EBITDA and/or ROE Performance-Based Shares earned based on the level of performance as of the date of Retirement. In addition, if the Company’s performance as of the date of Retirement was above the Target Level of performance on its Adjusted EBITDA and/or ROE goals, Participant shall be entitled to receive an additional grant of fully vested shares equal to the number of shares the Participant would have been entitled to receive following the end of the Measurement Period pursuant to Section 1(f)(i) and/or (ii), below, based on performance during the entire Measurement Period, pro-rated for the portion of the Measurement Period Participant was employed prior to Retirement. Except as expressly provided herein, if the Participant’s Service terminates prior to the end of the Measurement Period, any unvested Performance-Vested Shares shall automatically be forfeited, deemed cancelled and restored to the status of authorized but unissued shares as of the date of such termination and shall again be available for Awards under the Plan.

(iv) Change of Control – In the event of a Change of Control prior to             , 20    , vesting of the Performance-Vested Shares shall be as set forth in Appendix A to this Agreement.

(f) Additional Awards upon Achievement in Excess of Target Goals. Subject to a determination by the Compensation Committee that the Company has achieved greater than its Adjusted EBITDA Target Level and/or ROE Target Level during the Measurement Period, the Company will award additional fully vested Shares to Participant as soon as administratively practicable following the end of the Measurement Period, as described in subsections (f)(i) and (ii) below:

(i) If the Company achieves its Adjusted EBITDA Stretch Level during the Measurement Period, Participant will be entitled to receive an additional award of fully vested Shares equal to the number of Adjusted EBITDA Performance Shares (described in Section 1(e)(i)(1), above). If the Company’s Adjusted EBITDA during the Measurement Period exceeds the Adjusted EBITDA Target Level but is below the Adjusted EBITDA Stretch Level, Participant will be entitled to receive an additional number of fully vested Shares, interpolated between 1-100% of the number of Adjusted EBITDA Performance Shares, based on the level of Adjusted EBITDA performance achieved.

(ii) If the Company achieves its ROE Stretch Level during the Measurement Period, Participant will be entitled to receive an additional award of fully vested Shares equal to the number of ROE Performance Shares (described in Section 1(e)(ii)(1), above). If the Company’s ROE during the Measurement Period exceeds the ROE Target Level but is below the ROE Stretch Level, Participant will be entitled to receive an additional number of fully vested Shares, interpolated between 1-100% of the number of ROE Performance Shares, based on the level of ROE performance achieved.

SECTION 2 RESTRICTIONS ON TRANSFER.

(a) Restrictions on Transfer.

(i) By accepting the Shares, the Participant agrees that, if at the time of any proposed resale of the Shares the resale of the Shares is not exempt from registration under the Securities Act or covered by an effective registration statement filed under the Securities Act, the Participant will enter into such representations, warranties and agreements as the Company may reasonably request to comply with the Securities Act or any other securities laws or with this Agreement.

(ii) The Participant shall not sell, transfer, assign, pledge or otherwise dispose of any unvested Shares, whether voluntarily or by operation of law, or by gift, bequest or otherwise, without the written consent of the Company. Any sale or transfer, or purported sale or transfer, of unvested Shares, or any right or interest in unvested Shares, in violation of this provision shall be null and void.

(b) Securities Law Restrictions. Regardless of whether the offering and sale of Shares under the Plan have been registered under the Securities Act or have been registered or qualified under the securities laws of any state, the Company at its discretion may impose restrictions upon the sale, pledge or other transfer of the Shares (including the placement of appropriate legends on stock certificates or the imposition of stop-transfer instructions) if, in the judgment of the Company, such restrictions are necessary or desirable in order to achieve compliance with the Securities Act, the securities laws of any state or any other law.

(c) Market Stand-Off. In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act, the Participant shall not directly or indirectly sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, purchase any option or other contract for the sale of, or otherwise dispose of or transfer, or agree to engage in any of the foregoing transactions with respect to, any Shares without the prior written consent of the Company or its underwriters. Such restriction (the “Market Stand Off”) shall be in effect for such period of time following the date of the final prospectus for the offering as may be requested by the Company or such underwriters. In the event of the declaration of a stock dividend, a spin off, a stock split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding securities without receipt of consideration, any new, substituted or additional securities which are by reason of such transaction distributed with respect to any Shares subject to the Market Stand Off, or into which such Shares thereby become convertible, shall immediately be subject to the Market Stand Off. In order to enforce the Market Stand Off, the Company may impose stop-transfer instructions with respect to the Shares until the end of the applicable stand-off period. The Company’s underwriters shall be beneficiaries of the agreement set forth in this Subsection (c). This Subsection (c) shall not apply to Shares registered in the public offering under the Securities Act.

(d) Rights of the Company. The Company shall not be required to (i) transfer on its books any Shares that have been sold or transferred in contravention of this Agreement or (ii) treat as the owner of Shares, or otherwise to accord voting, dividend or liquidation rights to, any transferee to whom Shares have been transferred in contravention of this Agreement.

SECTION 3 SUCCESSORS AND ASSIGNS.

Except as otherwise expressly provided to the contrary, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and be binding upon the Participant and the Participant’s legal representatives, heirs, legatees, distributees, assigns and transferees by operation of law, whether or not any such person has become a party to this Agreement or has agreed in writing to join herein and to be bound by the terms, conditions and restrictions hereof.

SECTION 4 NO RETENTION RIGHTS.

Nothing in this Agreement or in the Plan shall confer upon the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Parent or Subsidiary employing or retaining the Participant) or of the Participant, which rights are hereby expressly reserved by each, to terminate his or her Service at any time and for any reason, with or without cause.

SECTION 5 LEGENDS.

If at the time of any proposed resale of the Shares the resale of the Shares is not covered by an effective registration statement filed under the Securities Act, all certificates evidencing Shares shall bear the following legend:

“THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED FOR RESALE UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.”

Until such time as all Shares represented by a certificate shall become fully vested, all certificates evidencing Shares shall bear the following legend:

“THE SHARES REPRESENTED HEREBY MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, ENCUMBERED OR IN ANY MANNER DISPOSED OF, EXCEPT IN

COMPLIANCE WITH THE TERMS OF A WRITTEN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER OF THE SHARES (OR THE PREDECESSOR IN INTEREST TO THE COMPANY OR THE REGISTERED HOLDER). SUCH AGREEMENT GRANTS TO THE COMPANY CERTAIN RIGHTS UPON TERMINATION OF SERVICE WITH THE COMPANY. THE SECRETARY OF THE COMPANY WILL UPON WRITTEN REQUEST FURNISH A COPY OF SUCH AGREEMENT TO THE HOLDER HEREOF WITHOUT CHARGE.”

SECTION 6 NOTICE.

Any notice required by the terms of this Agreement shall be given in writing and shall be deemed effective upon personal delivery or upon deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid. Notice shall be addressed to the Company at its principal executive office and to the Participant at the address that he or she most recently provided to the Company.

SECTION 7 ENTIRE AGREEMENT.

This Agreement and the Plan constitute the entire contract between the parties hereto with regard to the subject matter hereof. They supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter hereof.

SECTION 8 CHOICE OF LAW.

This Agreement shall be governed by, and construed in accordance with, the laws of the State of Oregon, as such laws are applied to contracts entered into and performed in such State.

SECTION 9 DEFINITIONS.

Initially capitalized terms not otherwise defined herein shall have the meanings as defined in the Plan.

(a) “Agreement” shall mean this Employee Restricted Share Agreement.

(b) “Adjusted EBITDA” shall mean the Company’s EBITDA as reported in quarterly financial disclosures, adjusted for special and non-recurring items in the discretion of the Compensation Committee, which shall include but not be limited to special charges associated with various refinancings of the Company. The Compensation Committee shall have sole discretion to determine appropriate adjustments to EBITDA (and any resulting effects of such adjustments) that are not reflective of the ongoing operations of the Company.

(c) “Adjusted EBITDA Stretch Level” shall mean cumulative Adjusted EBITDA during the Measurement Period of $            .

(d) “Adjusted EBITDA Target Level” shall mean cumulative Adjusted EBITDA during the Measurement Period of $        .

(e) “Adjusted EBITDA Threshold Level” shall mean cumulative Adjusted EBITDA during the Measurement Period of $        .

(f) “Measurement Period” shall mean the     -month period beginning                      and ending                     .

(g) “Participant” shall mean the individual named in the first paragraph of this Agreement.

(h) “Retirement” shall mean the termination of the Participant’s Service with the Company or its Subsidiaries as an employee either (i) on or after attainment of age 65 or (ii) prior to age 65, with the permission of the Chief Executive Officer.

(i) “Return on Equity” or “ROE” shall mean the quarterly Net earnings (loss) attributable to the Company, as reported in quarterly financial disclosures, divided by the quarterly Total Equity of the Company, the results of which are averaged over the Measurement Period, and annualized. For purposes of the calculation, Total Equity of the Company will include accumulated other comprehensive loss at the                              balance of $        . Net earnings (loss) attributable to the Company and ROE shall be adjusted for special and non-recurring items, net of tax, in the discretion of the Compensation Committee. The Compensation Committee shall have sole discretion to determine appropriate adjustments to Net earnings (loss) attributable to the Company and ROE that are not reflective of ongoing operations.

(j) “ROE Stretch Level” shall mean ROE of     %.

(k) “ROE Target Level” shall mean ROE of     %.

(l) “ROE Threshold Level” shall mean ROE of     %.

(m) “Securities Act” shall mean the Securities Act of 1933, as amended.

(n) “Shares” shall mean the shares of common stock of the Company acquired by the Participant pursuant to this Agreement, as adjusted in accordance with Article 11 of the Plan (if applicable).

(o) “Vesting Date” shall mean the date that the Compensation Committee makes an affirmative determination that the vesting criteria applicable to Performance-Vested Shares, as set forth in either subsection 1(e)(i) or (ii), have been met.

[Signature page follows]

The parties have executed this Agreement as of the date first written above.

PARTICIPANT:	COMPANY:

The Greenbrier Companies, Inc.

By:
Signature

Name:
Name

Title:

APPENDIX A

VESTING OF PERFORMANCE-VESTED SHARES

FOLLOWING A CHANGE OF CONTROL

In the event that a Change of Control of the Company occurs prior to              (the end of the Measurement Period) vesting of Performance-Vested Shares and issuance of additional shares based on achievement in excess of target goals shall be governed by this Appendix A:

1. Conversion of Performance-Vested Shares into Time-Vested Shares. As of the effective date of the Change of Control, all Performance-Vested Shares shall automatically convert into and become time-vested shares (the “Converted Shares”), which shall vest in equal monthly installments over the     -month period beginning                      and ending                     , during such time as Participant remains employed by the Company.

2. Award of Additional Shares for Performance Above Target Levels. The Compensation Committee shall evaluate the Company’s financial performance from              until the date immediately preceding the effective date of the Change of Control, and shall determine whether the Company was performing above the target level of performance on its Adjusted EBITDA and ROE goals as of such date. If the Compensation Committee determines that the Company was performing above the target level on either or both of its Adjusted EBITDA and/or ROE goals as of the date of the Change of Control, the Compensation Committee shall determine the number of additional shares (the “Stretch Shares”) that the Participant would have been entitled to receive pursuant to Section 1(f)(i) and/or (ii) of the Agreement if the Company had performed during the entire Measurement Period at the level achieved through the date of the Change of Control. Participant shall be entitled to receive a grant of additional shares equal to the number of Stretch Shares. The Stretch Shares shall be time-vested shares and shall vest in equal monthly installments over the     -month period beginning                      and ending                     , during such time as Participant remains employed by the Company.